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                                                                     Exhibit (i)

                  [DECHERT LLP LOGO]

                  April 28, 2004

                  MMA Praxis Mutual Funds
BOSTON            3435 Stelzer Road
                  Columbus, OH 43219
BRUSSELS
                  Re: Registration Statement on Form N-1A
CHARLOTTE
                  Ladies and Gentlemen:
FRANKFURT
                  We have acted as counsel for MMA Praxis Mutual Funds (the
HARRISBURG        "Registrant") and its series, the MMA Praxis Intermediate
                  Income Fund, the MMA Praxis Core Stock Fund, the MMA Praxis
HARTFORD          International Fund and the MMA Praxis Value Index Fund (each, a "Fund," and collectively, the "Funds"), and we are familiar
LONDON            with the Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as
LUXEMBOURG        amended, and with the registration statement relating to their shares under the Securities Act of 1933, as amended
MUNICH            (collectively, the "Registration Statement"). Registrant is organized as a business trust under the laws of the State of
NEW YORK          Delaware.

NEWPORT BEACH     We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares
PALO ALTO         of beneficial interest of Registrant, Post-Effective Amendment
                  No. 17 to the Registration Statement and such other documents
PARIS             and matters as we have deemed necessary to enable us to give this opinion.
PHILADELPHIA
                  Based upon the foregoing, we are of the opinion that each
PRINCETON         Fund's shares proposed to be sold pursuant to Post-Effective
                  Amendment No. 17 to the Registration Statement, when it is
SAN FRANCISCO     made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with
WASHINGTON        the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the applicable
                  Fund and its classes of shares, as described in Post-Effective
                  Amendment No. 17 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

                  We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 17 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of each Fund's shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the Funds' prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 17 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                  Very truly yours,

                  /s/ DECHERT LLP

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